CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333- on Form F-4 of our report dated March 15, 2007 (June 21, 2007 as to Note 25 and July 13, 2007 as to Note 26) (which report expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs referring to the adoption of the provisions of certain new or revised accounting standards, the reconciliation of consolidated net income and stockholders' equity from Mexican Financial Reporting Standards to accounting principles generally accepted in the United States of America, the restatement of the U.S. GAAP reconciliation for the year ended December 31, 2005 and the convenience translation of the financial statement amounts into U.S. dollars and the translation of the financial statements into English), relating to the consolidated financial statements of Vitro, S.A.B. de C.V. and Subsidiaries, and of our report dated March 15, 2007 (July 13, 2007 as to Notes 21 and 22) (which report expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs referring to the adoption of the provisions of certain new or revised accounting standards, the merger with Vitro Plan, S.A. de C.V., the reconciliation of consolidated net income and stockholders' equity from Mexican Financial Reporting Standards to accounting principles generally accepted in the United States of America and the convenience translation of the financial statement amounts into U.S. dollars and the translation of the financial statements into English) related to the consolidated financial statements of Vimexico, S.A. de C.V. and Subsidiaries in each case as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Galaz, Yamazaki, Ruiz Urquiza , S.C.
Member of Deloitte Touche Tohmatsu

/s/ Ernesto Cruz Velazquez de Leon

C.P.C. Ernesto Cruz Velazquez de Leon

Monterrey, N.L., Mexico

July 18, 2007